Exhibit 99.1

Contact:
Primo Water Corporation
Mark Castaneda, Chief Financial Officer
(336) 331-4000

ICR Inc.
John Mills
Katie Turner
(646) 277-1228

Primo Water Amends Senior Revolving Credit Facility

Company Increases Borrowing Capacity to $25 Million

WINSTON-SALEM, N.C., November 28, 2011 -- Primo Water Corporation (Nasdaq: PRMW), a leader in innovative beverage appliances and consumables sold through major retailers in the United States and Canada, today announced the successful completion of an amended $25 million senior revolving credit facility. The credit facility matures in November 2013 and is secured by substantially all of the Company’s assets.  The amended agreement revises and updates certain terms and covenants contained in the prior credit agreement.

“We are pleased to announce the completion of an amended credit facility and believe that borrowing availability under the credit agreement together with our existing cash and cash flow from operations will adequately provide us with the capital needed to support our future growth,” said Mark Castaneda, Primo Water’s Chief Financial Officer. "We appreciate our lenders' confidence in Primo Water as we continue to execute our long-term growth strategy."

About Primo Water Corporation

Primo Water Corporation is a rapidly growing provider of innovative beverage appliances and consumables with a razor /razorblade business model.  Its consumables consist of water, CO2 cylinders and flavors sold through major retailers throughout the United States and Canada. The Company's appliances provide an environmentally friendly, economical, convenient and healthy solution for consuming beverages.  Primo also makes the new Flavor Station™ countertop, single serve, home beverage carbonation system. Learn more about Primo Water at www.primowater.com and www.primoflavorstation.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of the Company's exchange and refill services, its water dispensers, carbonating beverage appliances and related consumables, changes in the Company's relationships with its independent bottlers, distributors and suppliers, the entry of a competitor with greater resources into the marketplace and competition and other business conditions in the water and water dispenser industry in general, the Company’s experiencing product liability, product recall and higher than anticipated rates of warranty expense or sales returns associated with a product quality or safety issue, the loss of key Company personnel, changes in the regulatory framework governing the Company's business, the Company's inability to efficiently and effectively integrate the recently acquired businesses with the Company's historical business, the Company's inability to efficiently expand operations and capacity to meet growth, the Company's inability to develop, introduce and produce new product offerings (including carbonating beverage appliances) within the anticipated timeframe or at all, the failure of lenders to honor their commitments under the Company's credit facility and the inability of the Company to achieve certain minimum product purchase requirements under its distribution and licensing arrangements with Sparkling Drink System Innovation Center LTD, as well as other risks described more fully in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2011 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis and beliefs as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than as required by applicable law.